Exhibit 10.1

IES HOLDINGS, INC

SHORT-TERM INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT AND PURPOSE

1.1    Purpose. IES Holdings, Inc. (f/k/a Integrated Electrical Services, Inc.), a Delaware corporation (“Company”) hereby establishes this Short-Term Incentive Plan (this “Plan”). This Plan is intended to increase stockholder value and the success of the Company by motivating key executives, and such other employees as may be designated by the Human Resources and Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), to perform to the best of their abilities and to achieve the objectives set forth by the Committee.

1.2    Effective Date. This Plan was adopted by the Board on February 28, 2019, to be effective on the March 4, 2019 (the “Effective Date”).

ARTICLE 2

DETERMINATION OF AWARDS

2.1    Determination of Company and Participant Performance. For each fiscal-year period commencing after the Effective Date (each, a “Performance Period”), each Participant, as defined below, shall be eligible to earn an award (the “Award”) in cash, equity or a combination thereof, at the Committee’s discretion. Subject to the terms of any employment agreement in effect for any Participant, a portion of each Award shall be based on actual Company performance relative to predetermined measures of Company financial performance (the “Company Measures”) (the “Company Component”) and a portion of each Award shall be based on actual Participant performance relative to predetermined Participant performance objectives (the “Individual Objectives”) (the “Individual Component”). On or before December 20 of each Performance Period, the Committee, in its sole discretion, shall establish for such Performance Period:

•	the Participants;

•	the Company Measures;

•	the level of Company Measures that constitutes “target” performance (“Company Target Performance”);

•	the level of Company Measures that constitutes “maximum” performance (“Company Maximum Performance”), which unless otherwise determined by the Committee shall equal 120% of Company Target Performance;

•

the level of Company Measures that constitutes “threshold” performance (“Company Threshold Performance”), which unless otherwise determined by the Committee shall equal 75% of Company Target Performance;

•	the Individual Objectives;

•	the Participant performance level that constitutes “target” performance (“Individual Target Performance”);

•

the Participant performance level that constitutes “maximum” performance (“Individual Maximum Performance”), which unless otherwise determined by the Committee shall equal 143% of Individual Target Performance;

•

the Participant performance level that constitutes “threshold” performance (“Individual Threshold Performance”), which unless otherwise determined by the Committee shall equal 57% of Individual Target Performance;

•

the relative weightings of the Company Component (the “Company Weighting”) and the Individual Component (the “Individual Weighting”), which unless otherwise determined by the Committee shall be 66.67% and 33.33%, respectively; and

•

the “Target Award” for each Participant, which shall be set forth as a percentage of the Participant’s base salary (pro-rated if the Participant commences eligibility for this Plan following the first day of the Performance Period).

2.2    Selection of Participants. Each executive officer of the Company and such other key employees as shall be designated by the Committee (the “Participants”) shall participate in this Plan. A key employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected as a Participant for any subsequent Performance Period.

2.3     Participant Communication. The Company Measures, Company Maximum Performance, Company Target Performance, Company Threshold Performance, Individual Objectives, Individual Maximum Performance, Individual Target Performance, Individual Threshold Performance, Company Weighting and Individual Weighting shall be communicated to each Participant in writing within thirty (30) days of their designation by the Committee, but by no later than January 31 of each Performance Period.

2.4    Payout Percentage. The “Company Payout Percentage” shall be based on the following table, unless other determined by the Committee:

Performance Level Achieved	Company Payout Percentage
Company Threshold Performance	50%
Company Target Performance	100%
Company Maximum Performance	150%

Linear interpolation on a straight line basis will apply if actual Company performance achieved is between Company Threshold Performance, Company Target Performance and/or Company Maximum Performance. If actual Company performance achieved is less than Company Threshold Performance, the Company Payout Percentage shall be 0% and if it is greater than Company Maximum Performance, the Company Payout Percentage shall be 150%.

The “Individual Payout Percentage” shall be based on the following table, unless other determined by the Committee:

Performance Level Achieved	Individual Payout Percentage
Individual Threshold Performance	25%
Individual Target Performance	100%
Individual Maximum Performance	200%

Linear interpolation on a straight line basis will apply if actual Participant performance achieved is between Individual Threshold Performance, Individual Target Performance and/or Individual Maximum Performance. If actual Participant performance achieved is less than Individual Threshold Performance, the Individual Payout Percentage shall be 0% and if it is greater than Individual Maximum Performance, the Individual Payout Percentage shall be 200%.

2.5    Determination of Awards. As soon as administratively practicable after the end of each Performance Period, the Committee shall determine each Participant’s Award, which shall be the sum of (i) the Company Component, which is the product of (a) the Target Award, (b) the Company Payout Percentage, and (c) the Company Weighting, and (ii) the Individual Component, which is the product of (x) the Target Award, (y) the Individual Payout Percentage, and (z) the Individual Weighting. The Committee has the sole discretion to increase or decrease the Award made to a Participant. The Committee has the right, in its sole discretion, to reduce or eliminate the Award otherwise payable based upon individual performance or any other factors that the Committee deems appropriate.

ARTICLE 3

PAYMENT OF AWARDS

3.1    Right to Receive Payment. Each Award that may become payable under this Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or security interest, or to establish or evidence any Participant’s claim of any right other than as an unfunded, unsecured general creditor.

3.2    Timing and Form of Payment. Subject to the terms of any severance plan in which a Participant participates, a Participant whose service terminates for any reason prior to the date that an Award is paid shall forfeit his or her rights to such Award. Awards shall be paid in cash, equity or a combination thereof, at the Committee’s discretion. The Award shall be paid or settled within 30 days of the date such Award is determined, but in no event later than December 31 following the end of the applicable Performance Period.

ARTICLE 4

GENERAL PROVISIONS

4.1    Committee is the Administrator. This Plan shall be administered by the Committee. The Committee shall have all discretion and authority necessary or appropriate to administer this Plan and to interpret the provisions of this Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of this Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

4.2    Tax Withholding. The Company shall withhold all applicable taxes from any Award. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of its participation in this Plan.

4.3    Nonassignability. A Participant shall have no right to assign or transfer any interest under this Plan.

4.4    Sections 409A of the Code. This Plan is designed, and shall be administered and operated, in the good faith determination of the Committee, to comply with, or be exempt from, Sections 409A of the Internal Revenue Code of 1986, as amended.

ARTICLE 5

AMENDMENT AND TERMINATION

The Board or a duly authorized committee thereof may amend or terminate this Plan at any time and for any reason.

*    *    *    *    *

4